UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2018

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 8.01 below is hereby incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure contained in Item 8.01 below is hereby incorporated into this Item 3.02 by reference.

Item 8.01. Other Events.

On August 3, 2018 (the “Closing Date”), Ribbon Communications Inc. (“Ribbon”) completed its acquisition of Edgewater Networks, Inc., a Delaware corporation (“Edgewater”), through the merger of Kansas Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Ribbon (“Merger Sub”), with and into Edgewater, with Edgewater surviving such merger as a wholly-owned subsidiary of Ribbon (the “Merger”).  The Merger was completed in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of June 24, 2018, by and among Ribbon, Merger Sub, Edgewater and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the initial holder representative (the “Merger Agreement”).

Ribbon authorized the payment of $50 million in cash, subject to adjustment in accordance with the terms of the Merger Agreement, representing the cash consideration to be paid at the closing of the Merger (the “Closing Cash Consideration”). Ribbon funded the entirety of the Closing Cash Consideration through funds drawn down, on the Closing Date, from revolving credit facilities available pursuant to that certain Credit Agreement, dated as of December 21, 2017, as amended, with Silicon Valley Bank, as Administrative Agent, Issuing Lender, Swingline Lender and Lead Arranger, and the other lenders party thereto (the “Credit Facility”).  The material terms of the Credit Facility (including amendments thereto) are described in Ribbon’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2018 and Ribbon’s subsequent periodic reports filed with the SEC.

In addition, on the Closing Date and pursuant to the Merger Agreement, Ribbon authorized the issuance of up to 4,235,614 shares of Ribbon common stock (equivalent to $30 million, as calculated in accordance with the terms of the Merger Agreement) by American Stock Transfer & Trust Company LLC, as exchange agent, to certain holders of Edgewater common stock (“Edgewater Common Stock”) and preferred stock (“Edgewater Preferred Stock”, and, together with the Edgewater Common Stock, the “Edgewater Company Stock”), certain holders of in-the-money warrants to acquire Edgewater Company Stock and certain holders of vested, in-the-money options to acquire Edgewater Common Stock (collectively, the “Pre-Closing Holders”), in partial consideration for the Merger (the “Stock Consideration”).  The issuance of the Stock Consideration will be made in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relative to sales by an issuer not involving a public offering.  Pre-Closing Holders who are not “Accredited Investors” are not entitled to receive any Stock Consideration.

Pursuant to the Merger Agreement and subject to the terms and conditions contained therein, Ribbon has agreed to pay the Pre-Closing Holders (i) an additional $15 million in cash six months following the Closing Date, and (ii) an additional $15 million in cash as early as nine months following the Closing Date and no later than eighteen months following the Closing Date (the exact timing of which will depend on the amount of revenue generated from the sales of Edgewater products in 2018).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the issuance of the Stock Consideration and the payment of additional cash consideration for the Merger, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate.  All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions.  Important factors that could cause actual results to differ materially from those expressed or implied include without limitation general economic conditions, the future performance of Edgewater’s business, the risk that we will not be able to fully finance the Merger in the timeframe required under the Merger Agreement or at all, and the important factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Ribbon undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.  These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons.  Forward looking statements are based on Ribbon’s beliefs and assumptions and on information currently available to Ribbon.  Ribbon disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2018	RIBBON COMMUNICATIONS INC.

	By:	/s/ Justin K. Ferguson
Name: Justin K. Ferguson
Title: Executive Vice President and General Counsel